SECRETARY OF  DELEWARE
                                                         SECRETARY OF  STATE
                                                      DIVISION  OF  CORPORATIONS
                                                       FILED 10:15 AM 09/10/1993
                                                         S32SSS02S - 2271209

                        CERTIFICATE OF AMENDMENT TO THE

                          CERTIFICATE OF INCORPORATION

                            SIMS COMMUNICATIONS. INC.
                            -------------------------

     SIMS Communications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES  HEREBY  CERTIFY:

     FIRST: That at a meeting of the Board of Directors of SIMS Communications, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring an amendment to its Certificate of Incorporation to be advisable and calling for a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of SIMS Communications, Inc. be amended by changing the Article thereof number "FOURTH" so that, as amended said ARTICLE FOURTH shall be and read as follows:

         "The amount of total authorized capital of this Corporation is 20,000,000 shares of $.0001 par value par share.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of SIMS Communications, Inc. was duly called and held, upon notice in accordance with Section 222 of the General
Corporation Law of the State of Delaware at which meeting of the necessary number of shares as required by statute were voted in favor of the Amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of SIMS Communications, Inc. shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said SIMS Communications, Inc. has caused its corporate seal to be hereunto affixed and this Certificate to by signed by Don E. Buzzelli, its President and James J. Caprio, its Secretary, this 21st day of July, 1993.

                                     SIMS  COMMUNICATIONS,  INC.

                                     By:  /s/ Don E. Busselli
                                        -------------------------------
                                        Don E. Busselli, President

                                     ATTEST:

                                     By:  /s/ James  J.  Caprio
                                        -------------------------------
                                        James  J.  Caprio, Secretary

                                                       SECRETARY OF  DELEWARE
                                                         SECRETARY OF  STATE
                                                      DIVISION  OF  CORPORATIONS
                                                      FILED 09:01 AM 01/03/1995
                                                          950001103 - 2271203
                            SIMS COMMUNICATIONS. INC.

                                    AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION


          Pursuant to the provisions of the Delaware Corporation Law, SIMS Communications Inc. adopts the following Articles of Amendment to its Certificate of Incorporation:

          FIRST: The following amendment was adopted on October 31, 1994, pursuant to Section 242 of the Delaware Corporation Law, in the manner marked with an "X" below:

                    Such amendment was adopted by the Board of Directors when no --------- payment his been received for any shares and no shares have been issued.

             X      Such  amendment  was  adopted by a vote of the shareholders.
         ---------  The number of shares  voted for the amendment was sufficient for approval.

                                  ARTICLE FOUR

          Article Four of the Corporation's Certificate of Incorporation was amended with the addition of the following paragraph:

          Effective October 31, 1994 each issued and outstanding share of this Corporation's Common Stock shall automatically convert into 1.5 shares of this Corporation's Common Stock.

                                     SIMS  COMMUNICATIONS  INC.

                                     By:  /s/ Melvin  Leiner
                                        --------------------------------
                                        Melvin  Leiner,  President


                                     By:  /s/ James  J.  Capri
                                        --------------------------------
                                        James  J.  Capri, Secretary

                                                        SECRETARY OF  DELEWARE
                                                         SECRETARY OF  STATE
                                                      DIVISION  OF  CORPORATIONS
                                                     FILED 09:00  AM  01/03/1995
                                                          950001401 - 2271203


                            SIMS COMMUNICATIONS. INC.

                                    AMENDMENT

                                     to the

                          CERTIFICATE OF INCORPORATION



          Pursuant to the provisions of the Delaware Corporation Law, SIMS Communications Inc. adopts the following Articles of Amendment to its Certificate of Incorporation:

          FIRST: The following amendment was adopted on February 28, 1994, pursuant to Section 242 of the Delaware Corporation Law, in the manner marked with an "X" below:

                    Such amendment was adopted by the Board of Directors when no --------- payment his been received for any shares and no shares have been issued.

             X      Such  amendment  was adopted  by a vote of the shareholders.
         ---------  The number  of shares voted for the amendment was sufficient for approval.

          Article Four of the Corporation's Certificate of Incorporation was amended to read as follows:

                                  ARTICLE FOUR

          The authorized capital stock of the Corporation shall consist of 20,000,000 shares of common stock with a par value of $0.0001 per share and 300,000 shares of preferred stock with a par value of $0.01 per share.

          (a) No share of the common stock shall have any preference over or limitation in respect to any other share of such common stock. All shares of common stock shall have equal rights and privileges including the following:

                    All shares shall share equally in dividends.  Subject to the applicable provisions of the laws of the State of Delaware, the Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends in cash, property, or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in these Articles of Incorporation. When any dividend is paid or any other distribution is made in whole or in part, from sources other than unreserved and unrestricted earned surplus, such dividend or distribution shall be identified as such, and the source and amount per share paid from each source shall be disclosed to the stock-holder receiving the same concurrently with the distribution thereof and to all other stockholders not later than six months after the end of the Corporation's fiscal year during which such distribution was made.

               2. All stockholders shall share equally in distributions in partial liquidation. Subject to the applicable provisions of the laws of the State of Delaware, the Board of Directors of the Corporation may distribute, the from time to time, to its stockholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets in cash or property, except when the Corporation is insolvent or when such distribution would render the Corporation insolvent.
               Each such distribution, when made, shall be identified as a distribution in partial liquidation, out of stated capital or capital surplus, and the source and amount per share paid from each source shall be disclosed to all stockholders of the Corporation concurrently with the distribution thereof. Any such distribution may be made by the Board of Directors from stated capital without the affirmative vote of any stockholders of the Corporation.

               3. Each outstanding share shall be entitled to one vote stockholders' meetings, either in person or by proxy.

          (b) The designations, powers, rights, preferences, qualifications, restrictions and limitations of the preferred stock shall be established from time to time by the Corporation's Board of Directors, in accordance with the Delaware Corporation Law.

          (c) Cumulative voting shall or for any purpose. not be allowed in elections of directors

          (d) No holders of shares of common stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue. The Board of Directors of the Corporation, however, in its discretion by resolution, may determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of common stack of the Corporation, or solely to the holders of any class or classes of such stock, which the Corporation may now or hereafter be authorized to issue in such proportions based on stock ownership as said board in its discretion may determine.

          (e) The Board of Directors may restrict the transfer of any of the Corporation's stock issued by giving the Corporation or any stockholder "first right of refusal to purchase" the stock, by making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the laws of Delaware. Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records the Corporation.

          (f) The judgment of the Board of Directors as to the adequacy of any consideration received or to be received for any shares, options, or any other securities which the Corporation at any tire may be authorized to Issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of these Articles of Incorporation and any applicable law.

                                      SIMS  COMMUNICATIONS  INC.

                                      By  /s/  Melvin  Leiner
                                        --------------------------------
                                        Melvin  Leiner,  President


                                      By  /s/  James  J.  Caprio
                                        --------------------------------
                                        James  J.  Caprio, Secretary

                                                       SECRETARY OF  DELEWARE
                                                         SECRETARY OF  STATE
                                                      DIVISION  OF  CORPORATIONS
                                                      FILED 09:00 AM 06/13/1995
                                                          950130590 - 2271209
                            SIMS COMMUNICATIONS. INC.

                                    AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION



          Pursuant to the provisions of the Delaware Corporation Law, SIMS Communications Inc. adopts the following Articles of Amendment to its Certificate of Incorporation:

          FIRST: The following amendment was adopted on June 9, 1995, pursuant to Section 242 of the Delaware Corporation Law, in the manner marked with an "X" below:

                    Such amendment was adopted by the Board of Directors when no --------- payment his been received for any shares and no shares have been issued.

             X      Such amendment was adopted by a vote of the shareholders.
         ---------  The number of shares voted for the amendment was sufficient for approval.

          1.  The first paragraph of Article Four is amended to read as follows:

          The authorized capital stock of the Corporation shall consist of 40,000,000 shares of Common Stock with a par value of $0.0001 per share and 1,000,000 shares of preferred Stock with a par value of $0.001 per share.

          2.  The  following  paragraph  is  added  to  Article  Four.

          Effective June 9, 1995 each issued and outstanding share of this Corporation's Common Stock shall automatically convert into two shares of this Corporation's Common Stock.


                                      SIMS  COMMUNICATIONS  INC.

                                      By  /s/ Melvin  Leiner
                                        ------------------------------------
                                        Melvin  Leiner,  President


                                      By  /s/ Darren M. Marks
                                        ------------------------------------
                                        Darren M. Marks, Assistant Secretary

                            SIMS COMMUNICATIONS. INC.
                                    AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION



          Pursuant to the provisions of the Delaware Corporation Law, SIMS Communications Inc. adopts the following Amendment to its Certificate of
Incorporation:

          The following amendment was adopted to be effective February 16, 1998, pursuant to Section 242 of the Delaware Corporation Law. Such amendment was adopted by a vote of the Shareholders. The number of shares voted for the amendment was sufficient for approval.

Amendment
---------

           The  following  paragraph  is  added  to  Article  Four.

          Effective February 16, 1998 each four shares of this Corporation's issued and outstanding Common Stock shall automatically convert into one share of this Corporation's Common Stock.

                                      SIMS  COMMUNICATIONS  INC.

                                      By  /s/ Mark Bennett
                                        --------------------------------
                                        Mark Bennett,  President


                                      By  /s/ illegible
                                        --------------------------------
                                        Secretary

SECRETARY OF DELEWARE
 SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:15 AM 02/17/1998
 981060436 - 2271209

                            MEDCOM USA, INCORPORATED

                                    AMENDMENT
                                     to the
                          CERTIFICATE OF INCORPORATION

     Pursuant to the provisions of the Delaware General Corporation Law, Medcom USA, Incorporated adopts the following Amendment to its Certificate of incorporation:

     The following amendment was adopted on June 27, 2000. Such amendment was adopted by a vote of the shareholders. Notice of the Meeting of Shareholders at which the amendment was adopted was given in accordance with Section 222 of the Delaware General Corporation Law. The number of shares voted for the amendment was sufficient for approval pursuant to Section 242 of the Delaware General Corporation Law.

Amendment
---------

     The  first  paragraph  of  Article  Four  is  amended  to  read as follows:

          The authorized capital stock of the Corporation shall consist of 80,000,000 shares of stock with a par value of $0.0001 per share, and 1,000,000 shares of preferred stock with a par value of $0.001 per share.

                                      MEDCOM  USA,  INCORPORATED

                                      By  /s/ Mark Bennett
                                        --------------------------------
                                        Mark Bennett,  President

Date: June 28, 2000


Sims Amended Cert of Inc. 8-23-00

email Alan re Amend Cert. of Incorp. 8-23-00

                            SIMS COMMUNICATIONS, INC.

                                    AMENDMENT
                                     to the
                          CERTIFICATE OF INCORPORATION

     Pursuant to the provisions of the Delaware General Corporation Law, Sims Communications, Inc. adopts the following Amendment to its Certificate of
Incorporation:

     The following amendment was adopted on October 14, 1999. Such amendment was adopted by a vote of the shareholders. Notice of the Meeting of Shareholders at which the amendment was adopted was given in accordance with Section 222 of the Delaware General Corporation Law. The number of shares voted for the amendment was sufficient for approval pursuant to Section 242 of the Delaware General Corporation Law.

Amendment
---------


          The First Article of the Certificate of Incorporation is amended to read as follows:

          The  name  of  the  corporation  is  Medcom  USA,  Incorporated.

                                      SIMS  COMMUNICATIONS,  INC.

                                      By  /s/ Mark Bennett
                                        --------------------------------
                                        Mark Bennett

Date:  October 14, 1999


Sims  amend,  to  cert.  of  incorp.